Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(610,330)
Unrealized Gain (Loss) on Market Value of Futures	(6,543,940)
Dividend Income	740
Interest Income	324
Total Income (Loss)	$(7,153,206)

Expenses
General Partner Management Fees	$20,574
Professional Fees	11,762
Prepaid Insurance Expense	670
NYMEX License Fee	514
Non-interested Directors' Fees and Expenses	420
Brokerage Commissions	294
Total Expenses	$34,234
Net Income (Loss)	$(7,187,440)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/14	$43,619,728
Net Income (Loss)	(7,187,440)

Net Asset Value End of Month	$36,432,288
Net Asset Value Per Share (1,150,000 Shares)	$31.68

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2014 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612